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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 12, 2001

                         HORSESHOE GAMING HOLDING CORP.
             (Exact name of registrant as specified in its charter)




           DELAWARE                         333-0214             88-0425131
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
       incorporation or                                      Identification No.)
         organization)

P.O. BOX 2339, JOLIET, IL                                         60434

    (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (815) 773-0700

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ITEM 5. OTHER EVENTS.

        On April 12, 2001, Horseshoe Gaming Holding Corp. (the "Company") and its wholly-owned subsidiary, Empress Casino Joliet Corporation, an Illinois corporation ("Joliet"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Argosy Gaming Company, a Delaware corporation ("Argosy").

        Under the terms of the Merger Agreement, the Company has agreed to sell the stock of Joliet to Argosy for cash consideration of $465 million. The transaction is subject to the satisfaction of certain conditions, including receipt of necessary approvals of the Illinois Gaming Board and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company anticipates closing the transaction, subject to the receipt of all required approvals, in the third quarter of 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibit is filed as a part of this report:

        2.1 Agreement and Plan of Merger by and among Argosy Gaming Company, Joliet Acquisition Corporation, Empress Casino Joliet Corporation and Horseshoe Gaming Holding Corp. dated as of April 12, 2001.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     HORSEHSHOE GAMING HOLDING CORP.



Date:   April 19, 2001               By: /s/ Kirk C. Saylor
                                         -----------------------
                                         Kirk C. Saylor
                                         Chief Financial Officer and Treasurer
                                         (Principal Financial Officer)

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                                 EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------
        2.1         Agreement and Plan of Merger by and among Argosy Gaming
                    Company, Joliet Acquisition Corporation, Empress Casino
                    Joliet Corporation and Horseshoe Gaming Holding Corp. dated as of April 12, 2001.